Exhibit 99

MREIC

Supplemental Information | A Public REIT Since 1968 | September 30, 2021

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MONMOUTH REAL ESTATE INVESTMENT CORPORATION
Bell Works, 101 Crawfords Corner Road, Suite 1405, Holmdel, NJ 07733

The statement of operations and supplemental statement of operations provided in this supplemental information package present funds from operations (FFO), adjusted funds from operations (AFFO), net operating income (NOI) and adjusted EBITDA, which are REIT industry financial measures that are not calculated in accordance with accounting principles generally accepted in the United States. Please see page 21 for a definition of these supplemental performance measures. Please see the supplemental statement of operations reconciliation for a reconciliation of certain captions in the supplemental statement of operations reported in this supplemental information package to the statement of operations as reported in the Company’s filings with the SEC on Form 10-K.

Consolidated Balance Sheets
(in thousands except for per share amounts)	As of	As of
	September 30,	September 30,
	2021	2020
ASSETS
Real Estate Investments:
Land	$277,846	$250,497
Buildings and Improvements	2,025,844	1,793,367
Total Real Estate Investments	2,303,690	2,043,864
Accumulated Depreciation	(345,988)	(296,020)
Real Estate Investments	1,957,702	1,747,844

Cash and Cash Equivalents	48,618	23,517
Securities Available for Sale at Fair Value	143,505	108,832
Tenant and Other Receivables	5,083	5,431
Deferred Rent Receivable	15,679	12,856
Prepaid Expenses	8,502	7,554
Intangible Assets, net of Accumulated Amortization of $19,669 and $17,330, respectively	20,959	16,832
Capitalized Lease Costs, net of Accumulated Amortization of $4,435 and $4,286, respectively	5,719	5,631
Financing Costs, net of Accumulated Amortization of $745 and $356, respectively	991	1,380
Other Assets	9,125	9,906
TOTAL ASSETS	$2,215,883	$1,939,783

LIABILITIES AND SHAREHOLDERS’ EQUITY

Liabilities:
Fixed Rate Mortgage Notes Payable, net of Unamortized Debt Issuance Costs	$832,184	$799,507
Loans Payable	250,000	75,000
Accounts Payable and Accrued Expenses	8,231	3,998
Other Liabilities	30,734	23,673
Total Liabilities	1,121,149	902,178

COMMITMENTS AND CONTINGENCIES

Shareholders’ Equity:
6.125% Series C Cumulative Redeemable Preferred Stock, $0.01 Par Value Per Share: 26,600 and 21,900 Shares Authorized as of September 30, 2021 and 2020, respectively; 21,986 and 18,880 Shares Issued and Outstanding as of September 30, 2021 and 2020, respectively	549,640	471,994
Common Stock, $0.01 Par Value Per Share: 300,000 and 200,000 Shares Authorized as of September 30, 2021 and 2020, respectively; 98,333 and 98,054 Shares Issued and Outstanding as of September 30, 2021 and 2020, respectively	983	981
Excess Stock, $0.01 Par Value Per Share: 200,000 Shares Authorized as of September 30, 2021 and 2020; No Shares Issued or Outstanding as of September 30, 2021 and 2020	-0-	-0-
Additional Paid-In Capital	546,341	568,998
Accumulated Other Comprehensive Loss	(2,230)	(4,368)
Undistributed Income	-0-	-0-
Total Shareholders’ Equity	1,094,734	1,037,605
TOTAL LIABILITIES & SHAREHOLDERS’ EQUITY	$2,215,883	$1,939,783

FOURTH quarter AND Fiscal year END 2021 supplemental information	3

Consolidated Statements of Income (Loss)

(in thousands)

	For The		For The
	Three Months Ended		Twelve Months Ended
	9/30/2021	9/30/2020	9/30/2021	9/30/2020
INCOME:
Rental Revenue	$39,921	$36,173	$155,044	$141,583
Reimbursement Revenue	6,894	6,462	27,712	26,234
Lease Termination Income	-0-	-0-	377	-0-
TOTAL INCOME	46,815	42,635	183,133	167,817

EXPENSES:
Real Estate Taxes	5,474	4,989	21,798	20,193
Operating Expenses	1,622	1,575	6,984	6,919
General & Administrative Expenses	2,991	2,074	9,353	8,932
Non-recurring Strategic Alternatives & Proxy Costs	25,024	-0-	35,920	-0-
Non-recurring Severance Expense	-0-	-0-	-0-	786
Depreciation	13,321	12,020	51,478	46,670
Amortization of Capitalized Lease Costs and Intangible Assets	868	871	3,586	3,180
TOTAL EXPENSES	49,300	21,529	129,119	86,680

OTHER INCOME (EXPENSE):
Dividend Income	1,500	1,458	6,182	10,445
Realized Gain On Sale of Real Estate Investment	-0-	-0-	6,376	-0-
Realized Gain On Sale of Securities Transactions	-0-	-0-	2,248	-0-
Unrealized Holding Gains (Losses) Arising During the Periods	(5,139)	(10,280)	50,239	(77,380)
Interest Expense, including Amortization of Financing Costs	(9,647)	(9,141)	(37,880)	(36,376)
TOTAL OTHER INCOME (EXPENSE)	(13,286)	(17,963)	27,165	(103,311)

NET INCOME (LOSS)	(15,771)	3,143	81,179	(22,174)
Less: Net Income (Loss) Attributable to Non-Controlling Interest	-0-	55	2,996	(31)

NET INCOME (LOSS) ATTRIBUTABLE TO SHAREHOLDERS	(15,771)	3,088	78,183	(22,143)
Less: Preferred Dividends	8,416	7,005	33,419	26,474

NET INCOME (LOSS) ATTRIBUTABLE TO COMMON SHAREHOLDERS	$(24,187)	$(3,917)	$44,764	$(48,617)

FOURTH quarter AND Fiscal year END 2021 supplemental information	4

FFO, AFFO and Adjusted EBITDA Reconciliations

(unaudited) (in thousands)

	For The		For The
	Three Months Ended		Twelve Months Ended
	9/30/2021	9/30/2020	9/30/2021	9/30/2020
FFO, AFFO
Net Income (Loss) Attributable to Common Shareholders	$(24,187)	$(3,917)	$44,764	$(48,617)
Less/Plus: Unrealized Holding (Gains) Losses Arising During the Periods	5,139	10,280	(50,239)	77,380
Plus: Depreciation Expense (excluding Corporate Office Capitalized Costs)	13,263	11,950	51,223	46,385
Plus: Amortization of Intangible Assets	608	598	2,339	2,137
Plus: Amortization of Capitalized Lease Costs	286	294	1,256	1,124
Less: Realized Gain on Sale of Real Estate Investment (A)	-0-	-0-	(3,252)	-0-
FFO Attributable to Common Shareholders (B)	(4,891)	19,205	46,091	78,409
Plus: Depreciation of Corporate Office Capitalized Costs	57	57	230	234
Plus: Stock Compensation Expense	77	84	287	452
Plus: Amortization of Financing Costs	341	328	1,365	1,410
Plus: Non-recurring Strategic Alternatives & Proxy Costs	25,024	-0-	35,920	-0-
Plus: Non-recurring Severance Expense	-0-	-0-	-0-	786
Less: Realized Gain on Sale of Securities Transactions	-0-	-0-	(2,248)	-0-
Less: Lease Termination Income	-0-	-0-	(377)	-0-
Less: Effect of Non-cash U.S. GAAP Straight-line Rent Adjustment	(646)	(472)	(3,010)	(1,940)
Less: Recurring Capital Expenditures	(498)	(1,009)	(1,289)	(2,453)
AFFO Attributable to Common Shareholders	$19,464	$18,193	$76,969	$76,898

	For The		For The
	Three Months Ended		Twelve Months Ended
	9/30/2021	9/30/2020	9/30/2021	9/30/2020
Adjusted EBITDA
Net Income (Loss) Attributable to Common Shareholders	$(24,187)	$(3,917)	$44,764	$(48,617)
Plus: Preferred Dividend Expense	8,416	7,005	33,419	26,474
Plus: Interest Expense, including Amortization of Financing Costs	9,647	9,141	37,880	36,376
Plus: Depreciation and Amortization	14,189	12,891	55,064	49,850
Plus: Net Amortization of Acquired Above and Below Market Lease Revenue	26	26	103	103
Plus: Non-recurring Strategic Alternatives & Proxy Costs	25,024	-0-	35,920	-0-
Less/Plus: Unrealized Holding (Gains) Losses Arising During the Periods	5,139	10,280	(50,239)	77,380
Less: Realized Gain on Sale of Securities Transactions	-0-	-0-	(2,248)	-0-
Less: Realized Gain on Sale of Real Estate Investment (A)	-0-	-0-	(3,252)	-0-
Adjusted EBITDA	$38,254	$35,426	$151,411	$141,566

(A)	Fiscal 2021 Realized Gain on Sale of Real Estate Investment represents our portion of the net realized gain from the sale of our property that we owned a 51% interest in.
(B)	FFO Attributable to Common Shareholders for the three and twelve months ended September 30, 2021 includes Non-recurring Strategic Alternatives & Proxy Costs of $25.0 million and $35.9 million, respectively. FFO Attributable to Common Shareholders for the three and twelve months ended September 30, 2021 excluding these Non-recurring Strategic Alternatives & Proxy Costs is $20.1 million and $82.0 million, respectively.

FOURTH quarter AND Fiscal year END 2021 supplemental information	5

NOI Reconciliations

(unaudited) (in thousands)

	For The		For The
	Three Months Ended		Twelve Months Ended
	9/30/2021	9/30/2020	9/30/2021	9/30/2020
Net Operating Income
Net Income (Loss) Attributable to Common Shareholders	$(24,187)	$(3,917)	$44,764	$(48,617)
Plus: Net Income (Loss) Attributable to Non-Controlling Interest	-0-	55	2,996	(31)
Plus: Preferred Dividend Expense	8,416	7,005	33,419	26,474
Plus: General & Administrative Expenses	2,991	2,074	9,353	8,932
Plus: Non-recurring Strategic Alternatives & Proxy Costs	25,024	-0-	35,920	-0-
Plus: Non-recurring Severance Expense	-0-	-0-	-0-	786
Plus: Depreciation	13,321	12,020	51,478	46,670
Plus: Amortization of Capitalized Lease Costs and Intangible Assets	868	871	3,586	3,180
Plus: Interest Expense, including Amortization of Financing Costs	9,647	9,141	37,880	36,376
Less/Plus: Unrealized Holding (Gains) Losses Arising During the Periods	5,139	10,280	(50,239)	77,380
Less: Realized Gain on Sale of Securities Transactions	-0-	-0-	(2,248)	-0-
Less: Realized Gain on Sale of Real Estate Investment	-0-	-0-	(6,376)	-0-
Less: Dividend Income	(1,500)	(1,458)	(6,182)	(10,445)
Less: Lease Termination Income	-0-	-0-	(377)	-0-
Net Operating Income – NOI	$39,719	$36,071	$153,974	$140,705

	For The		For The
Components of Net Operating Income	Three Months Ended		Twelve Months Ended
Consists of:	9/30/2021	9/30/2020	9/30/2021	9/30/2020
Revenues:
Rental Revenue	$39,921	$36,173	$155,044	$141,583
Reimbursement Revenue	6,894	6,462	27,712	26,234
Total Rental and Reimbursement Revenue	46,815	42,635	182,756	167,817

Expenses:
Real Estate Taxes	5,474	4,989	21,798	20,193
Operating Expenses	1,622	1,575	6,984	6,919
Total Real Estate Taxes and Operating Expenses	7,096	6,564	28,782	27,112
Net Operating Income – NOI	$39,719	$36,071	$153,974	$140,705

FOURTH quarter AND Fiscal year END 2021 supplemental information	6

Financial Highlights

(unaudited) (in thousands except for per share amounts)

	For The			For The
	Three Months Ended			Twelve Months Ended
	9/30/2021	9/30/2020	Change (%)	9/30/2021	9/30/2020	Change (%)

Weighted Average Common Shares Outstanding
Basic	98,308	97,990	0.3%	98,253	98,082	0.2%
Diluted	98,542	98,083	0.5%	98,443	98,164	0.3%

Net Income (Loss) Attributable to Common Shareholders	$(24,187)	$(3,917)	517.0%	44,764	$(48,617)	(192.1)%

Basic	$(0.25)	$(0.04)	525.0%	$0.46	$(0.50)	(190.1)%
Diluted	(0.25)	(0.04)	525.0%	0.45	(0.50)	(190.0)%

Net Operating Income – NOI	$39,719	$36,071	10.1%	$153,974	$140,705	9.4%

Basic	$0.40	$0.37	8.1%	$1.57	$1.43	9.8%
Diluted	0.40	0.37	8.1%	1.56	1.43	9.1%

Funds From Operations – FFO	$(4,891)	$19,205	(125.5)%	$46,091	$78,409	(41.2)%

Basic	$(0.05)	$0.20	(125.0)%	$0.47	$0.80	(41.3)%
Diluted	(0.05)	0.20	(125.0)%	0.47	0.80	(41.3)%

FFO Excluding Non-recurring Strategic Alternatives & Proxy Costs	$20,133	$19,205	4.8%	$82,011	$78,409	4.5%

Basic	$0.20	$0.20	0.0%	$0.83	$0.80	3.7%
Diluted	0.20	0.20	0.0%	0.83	0.80	3.7%

Adjusted Funds From Operations – AFFO	$19,464	$18,193	7.0%	$76,969	$76,898	0.1%

Basic	$0.20	$0.19	5.3%	$0.78	$0.78	0.0%
Diluted	0.20	0.19	5.3%	0.78	0.78	0.0%

Dividends Declared per Common Share	$0.18	$0.17		$0.71	$0.68

Dividend/FFO Excluding Non-recurring Strategic Alternatives & Proxy Costs	90.0%	85.0%		85.5%	85.0%

Dividend/AFFO Payout Ratio	90.0%	89.5%		91.0%	87.2%

FOURTH quarter AND Fiscal year END 2021 supplemental information	7

Same Property Statistics

(unaudited) (in thousands except for square feet)

	For The Three Months Ended
	9/30/2021	9/30/2020	Change	Change %

Total Square Feet / Total Properties	24,924,752 / 122	23,398,377 / 119	1,526,375	6.5%

Occupancy Percentage at End of Period	99.7%	99.4%	30 bps	0.3%

Same Property Square Feet / Number of Same Properties	22,854,398 / 115

Same Property Occupancy Percentage at End of Period	99.6%	99.4%	20 bps	0.2%

Same Property Net Operating Income (NOI) (GAAP)	$35,437	$35,274	$163	0.5%

Reversal of Effect of Non-cash U.S. GAAP Straight-line Rent Adjustment	(379)	(488)	109
Same Property Cash NOI	$35,058	$34,786	$272	0.8%

Same Property Statistics include all properties owned during the entire periods presented with the exclusion of properties expanded during the periods presented.

Reconciliation of Same Property NOI to Total NOI

(unaudited) (in thousands)

	For The Three Months Ended
	9/30/2021	9/30/2020	Change	Change %

Same Property NOI (GAAP)	$35,437	$35,274	$163	0.5%

NOI of properties purchased subsequent to June 30, 2020 (four properties purchased during fiscal 2021 and one properties purchased during fiscal 2020)	3,502	35

NOI of property expanded subsequent to June 30, 2020 (two properties expanded during fiscal 2021)	780	596

NOI of property sold subsequent to June 30, 2020 (one property sold during fiscal 2021)	-0-	166

Total NOI	$39,719	$36,071	$3,648	10.1%

FOURTH quarter AND Fiscal year END 2021 supplemental information	8

Same Property Statistics

(unaudited) (in thousands except for square feet)

	For The Twelve Months Ended
	9/30/2021	9/30/2020	Change	Change %

Total Square Feet / Total Properties	24,924,752 / 122	23,398,377 / 119	1,526,375	6.5%

Occupancy Percentage at End of Period	99.7%	99.4%	30 bps	0.3%

Same Property Square Feet / Number of Same Properties	21,729,641 / 111

Same Property Occupancy Percentage at End of Period	99.6%	99.4%	20 bps	0.2%

Same Property Net Operating Income (NOI) (GAAP)	$131,236	$130,959	$277	0.2%

Reversal of Effect of Non-cash U.S. GAAP Straight-line Rent Adjustment	(1,433)	(1,821)	388
Same Property Cash NOI	$129,803	$129,138	$665	0.5%

Same Property Statistics include all properties owned during the entire periods presented with the exclusion of properties expanded during the periods presented.

Reconciliation of Same Property NOI to Total NOI

(unaudited) (in thousands)

	For The Twelve Months Ended
	9/30/2021	9/30/2020	Change	Change %

Same Property NOI (GAAP)	$131,236	$130,959	$277	0.2%

NOI of properties purchased subsequent to September 30, 2019 (four properties purchased during fiscal 2021 and five properties purchased during fiscal 2020)	19,533	6,924

NOI of properties expanded subsequent to September 30, 2019 (two properties expanded during fiscal 2021)	3,018	2,661

NOI of property sold subsequent to September 30, 2019 (one property sold during fiscal 2021)	187	161

Total NOI	$153,974	$140,705	$13,269	9.4%

FOURTH quarter AND Fiscal year END 2021 supplemental information	9

Consolidated Statements of Cash Flows

(in thousands)

	For The
	Twelve Months Ended
	9/30/2021	9/30/2020
CASH FLOWS FROM OPERATING ACTIVITIES
Net Income (Loss)	$81,179	$(22,174)
Noncash Items Included in Net Income (Loss):
Depreciation & Amortization	56,448	51,263
Stock Compensation Expense	287	452
Deferred Straight Line Rent	(3,024)	(1,976)
Securities Available for Sale Received as Dividend Income	(1,012)	(1,213)
Unrealized Holding (Gains) Losses Arising During the Periods	(50,239)	77,380
Realized Gain on Sale of Securities Transactions	(2,248)	-0-
Realized Gain on Sale of Real Estate Investment	(6,376)	-0-
Changes in:
Tenant & Other Receivables	451	(3,993)
Prepaid Expenses	(948)	(840)
Other Assets & Capitalized Lease Costs	(733)	(2,052)
Accounts Payable, Accrued Expenses & Other Liabilities	11,023	2,014
NET CASH PROVIDED BY OPERATING ACTIVITIES	84,808	98,861

CASH FLOWS FROM INVESTING ACTIVITIES
Purchase of Real Estate & Intangible Assets	(260,833)	(175,261)
Capital Improvements	(7,959)	(5,996)
Net Proceeds from Sale of Real Estate Investment	12,303	-0-
Return of Deposits on Real Estate	5,360	2,000
Deposits Paid on Acquisitions of Real Estate	(5,515)	(1,670)
Proceeds from the Sale of Securities Available for Sale	16,327	-0-
Proceeds from Securities Available for Sale Called for Redemption	2,500	251
NET CASH USED IN INVESTING ACTIVITIES	(237,817)	(180,676)

CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from Fixed Rate Mortgage Notes Payable	104,000	110,310
Principal Payments on Fixed Rate Mortgage Notes Payable	(71,749)	(55,855)
Net Draws (Repayments) on Loans Payable	175,000	(20,000)
Financing Costs Paid on Debt	(567)	(2,525)
Proceeds from At-The-Market Preferred Equity Program, net of offering costs	75,958	122,382
Proceeds from Issuance of Common Stock in the DRIP, net
of Dividend Reinvestments	320	18,815
Net Distributions to Non-controlling Interest	(5,491)	(32)
Shares repurchased through the Common Stock Repurchase Plan	-0-	(4,276)
Proceeds from the Exercise of Stock Options	2,375	1,016
Preferred Dividends Paid	(33,023)	(25,839)
Common Dividends Paid, net of Reinvestments	(68,713)	(58,843)
NET CASH PROVIDED BY FINANCING ACTIVITIES	178,110	85,153

NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	25,101	3,338
CASH AND CASH EQUIVALENTS - BEGINNING OF YEAR	23,517	20,179
CASH AND CASH EQUIVALENTS - END OF YEAR	$48,618	$23,517

FOURTH quarter AND Fiscal year END 2021 supplemental information	10

Capital Structure and Leverage Ratios

(unaudited) (in thousands except for per share amounts)

	As of	As of
	9/30/2021	9/30/2020

Fixed Rate Mortgage Notes Payable, net of Unamortized Debt Issuance Costs	$832,184	$799,507
Loans Payable	250,000	75,000
Total Debt	1,082,184	874,507

6.125% Series C Cumulative Redeemable Preferred Stock	549,640	471,994
Common Stock, Additional Paid-In-Capital & Other	545,094	565,611
Total Shareholders’ Equity	1,094,734	1,037,605

Total Book Capitalization	2,176,918	1,912,112

Accumulated Depreciation	345,988	296,020
Total Undepreciated Book Capitalization	$2,522,906	$2,208,132

Shares Outstanding	98,333	98,054
Market Price Per Share	$18.65	$13.85

Equity Market Capitalization	$1,833,918	$1,358,049
Total Debt	1,082,184	874,507
Total Preferred Stock	549,640	471,994
Total Market Capitalization	$3,465,742	$2,704,550

Total Debt	$1,082,184	$874,507
less: Cash and Cash Equivalents	48,618	23,517
Net Debt	$1,033,566	$850,990
less: Securities Available for Sale at Fair Value (Securities)	143,505	108,832
Net Debt Less Securities	$890,061	$742,158

Net Debt / Total Undepreciated Book Capitalization	41.0%	38.5%
Net Debt / Total Market Capitalization	29.8%	31.5%
Net Debt Plus Preferred Stock / Total Market Capitalization	45.7%	48.9%
Net Debt Less Securities / Total Undepreciated Book Capitalization	35.3%	33.6%
Net Debt Less Securities / Total Market Capitalization	25.7%	27.4%
Net Debt Less Securities Plus Preferred Stock / Total Market Capitalization	41.5%	44.9%

Weighted Average Interest Rate on Fixed Rate Mortgage Debt	3.86%	3.98%
Weighted Average Term on Fixed Rate Mortgage Debt	10.9 yrs.	11.1 yrs.
Weighted Average Lease Term	7.0 yrs.	7.1 yrs.

FOURTH quarter AND Fiscal year END 2021 supplemental information	11

Capital Structure and Leverage Ratios

(unaudited) (in thousands)

	For the Three Months Ended		For the Twelve Months Ended
	9/30/2021	9/30/2020	9/30/2021	9/30/2020
Net Income (Loss) Attributable to Common Shareholders	$(24,187)	$(3,917)	$44,764	$(48,617)
Plus: Preferred Dividend Expense	8,416	7,005	33,419	26,474
Plus: Interest Expense, including Amortization of Financing Costs	9,647	9,141	37,880	36,376
Plus: Depreciation and Amortization	14,189	12,891	55,064	49,850
Plus: Net Amortization of Acquired Above and Below Market Lease Revenue	26	26	103	103
Plus: Non-recurring Strategic Alternative & Proxy Costs	25,024	-0-	35,920	-0-
Less/Plus: Unrealized Holding (Gains) Losses Arising During the Periods	5,139	10,280	(50,239)	77,380
Less: Realized Gain on Sale of Securities Transactions	-0-	-0-	(2,248)	-0-
Less: Realized Gain on Sale of Real Estate Investment (A)	-0-	-0-	(3,252)	-0-
Adjusted EBITDA	$38,254	$35,426	$151,411	$141,566

Interest Expense, including Amortization of Financing Costs	$9,647	$9,141	$37,880	$36,376
Preferred Dividend Expense	8,416	7,005	33,419	26,474
Total Fixed Charges	$18,063	$16,146	$71,299	$62,850

Interest Coverage	4.0x	3.9x	4.0x	3.9x
Fixed Charge Coverage	2.1x	2.2x	2.1x	2.3x

Net Debt	$1,033,566	$850,990	$1,033,566	$850,990
Net Debt Less Securities	890,061	742,158	890,061	742,158
Total Preferred Stock	549,640	471,994	549,640	471,994
Annualized Adjusted EBITDA	153,016	141,704	151,411	141,566

Net Debt / Adjusted EBITDA	6.8x	6.0x	6.8x	6.0x
Net Debt Less Securities / Adjusted EBITDA	5.8x	5.2x	5.9x	5.2x
Net Debt + Preferred Stock / Adjusted EBITDA	10.3x	9.3x	10.5x	9.3x
Net Debt Less Securities + Preferred Stock / Adjusted EBITDA	9.4x	8.6x	9.5x	8.6x

(A)	Represents our portion of the net realized gain from the sale of our property that we owned a 51% interest in.

FOURTH quarter AND Fiscal year END 2021 supplemental information	12

Debt Maturity

(unaudited) (in thousands)

$500
$450
$400
$350
$300
$250
$200
$150
$100
$50
-
In Thousands
7.5%
6.2%
23.5%
13.8%
6.1%
42.9%
2022
2023
2024
2025
2026
Thereafter
Mortgages
Loans Payable

			Loans			% of
Fiscal Year Ended	Mortgages		Payable		Total	Total

2022	81,537		-0-		81,537	7.5%
2023	67,234		-0-		67,234	6.2%
2024	80,674		175,000	(B)	255,674	23.5%
2025	75,069		75,000	(C)	150,069	13.8%
2026	66,263		-0-		66,263	6.1%
Thereafter	468,845		-0-		468,845	42.9%
Total as of 9/30/2021	$839,622	(A)	$250,000		$1,089,622	100.0%

Weighted Average Interest Rate	3.86%		1.95%		3.42%
Weighted Average Term	10.9 yrs.		2.6 yrs.		10.7 yrs.

(A)	Mortgages does not include unamortized debt issuance costs of $7.4 million.
(B)	Represents a Line of Credit maturing January 2024.
(C)	Represents a Term Loan maturing January 2025.

FOURTH quarter AND Fiscal year END 2021 supplemental information	13

Property Table by Tenant

(unaudited)

		Property	Square	Occupied Square	% of Occupied	Annual	% of Total	Rent Per	Undepreciated	Mortgage
Tenant		Count	Footage	Footage	sf	Rent	Ann. Rent	sf Occup.	Cost	Balance

FedEx Ground Package System, Inc.		49	10,475,638	10,475,638	42.0%	$85,637,000	52.2%	$8.17	$1,241,130,647	$463,223,550
FedEx Corporation		16	1,164,813	1,164,813	4.7%	7,543,000	4.6%	6.48	109,350,612	19,249,115
Total FedEx		65	11,640,451	11,640,451	46.7%	93,180,000	56.8%	8.00	1,350,481,259	482,472,665

Subsidiaries of Amazon.com, Inc.		5	1,491,245	1,491,245	6.3%	10,742,000	6.4%	7.20	166,563,789	90,184,008
Milwaukee Electric Tool Corporation		1	861,889	861,889	3.5%	3,098,000	1.9%	3.59	36,914,917	16,094,947
Shaw Industries, Inc.		1	831,764	831,764	3.3%	3,563,000	2.2%	4.28	56,025,945	26,273,085
Home Depot U.S.A., Inc.		2	828,748	828,748	3.3%	6,537,000	4.0%	7.89	104,539,007	55,306,696
ULTA, Inc.		1	671,354	671,354	2.7%	2,782,000	1.7%	4.14	37,773,835	15,855,445
Jim Beam Brands Company (Beam Suntory)		1	599,840	599,840	2.4%	2,112,000	1.3%	3.52	28,000,000	13,482,519
International Paper Company		2	578,491	578,491	2.3%	2,663,000	1.6%	4.60	37,024,608	16,395,819
TreeHouse Private Brands, Inc.		1	558,509	558,509	2.2%	2,267,000	1.4%	4.06	26,807,852	12,992,535
B. Braun Medical Inc.		1	399,440	399,440	1.6%	2,330,000	1.4%	5.83	30,873,232	16,170,326
UGN, Inc.		1	387,000	387,000	1.6%	2,107,000	1.3%	5.44	21,576,756	11,453,324
CBOCS Distribution, Inc. (Cracker Barrel)		1	381,240	381,240	1.5%	1,490,000	0.9%	3.91	14,215,126	-0-
Best Buy Warehousing Logistics, Inc.		1	368,060	368,060	1.5%	1,725,000	1.1%	4.69	19,600,000	7,332,107
Toyota Tsusho America, Inc.		1	350,418	350,418	1.4%	1,722,000	1.0%	4.91	25,078,587	15,234,125
Coca-Cola		2	328,045	328,045	1.3%	1,701,000	1.0%	5.19	20,504,069	1,103,841
Autoneum North America, Inc.		1	315,560	315,560	1.3%	1,746,000	1.1%	5.53	21,040,396	12,003,469
Science Applications International Corporation		1	302,400	302,400	1.2%	1,708,000	1.0%	5.65	14,463,148	-0-
Bunzl USA Holdings, Inc.		2	268,778	268,778	1.1%	1,457,000	0.9%	5.42	18,731,674	4,242,739
Woodstream Corporation	(A)	1	256,000	256,000	1.0%	987,000	0.6%	3.86	9,029,539	-0-
Anda Pharmaceuticals, Inc.		1	234,660	234,660	0.9%	1,220,000	0.7%	5.20	14,550,000	5,557,583
Mickey Thompson Performance Tires and Wheels (Goodyear Tire & Rubber Co.)		1	219,765	219,765	0.9%	1,537,000	0.9%	6.99	18,934,065	10,106,470
Rinnai America Corporation		1	218,120	218,120	0.9%	913,000	0.6%	4.19	15,082,217	-0-
Anheuser-Busch, Inc.		1	184,800	184,800	0.7%	954,000	0.6%	5.16	12,757,540	-0-
Carrier Enterprise, LLC (Carrier Global Corporation)		1	184,317	184,317	0.7%	1,160,000	0.7%	6.29	18,496,725	3,781,404
Carlstar Group, LLC		1	179,280	179,280	0.7%	771,000	0.5%	4.30	7,282,986	-0-
NF&M International, Inc.	(B)	1	174,802	174,802	0.7%	795,000	0.5%	4.55	5,445,065	-0-
Magna Seating of America, Inc.		1	152,995	152,995	0.6%	1,201,000	0.7%	7.85	17,557,830	8,311,306
Victory Packaging, L.P.		1	148,000	148,000	0.6%	504,000	0.3%	3.41	5,458,279	-0-
Challenger Lifts, Inc. (Snap-On Inc.)		1	137,500	137,500	0.6%	858,000	0.5%	6.24	11,304,000	5,267,035
Altec Industries, Inc.	(A)	1	126,880	126,880	0.5%	378,000	0.2%	2.98	4,475,266	-0-
General Electric Company		1	125,860	125,860	0.5%	1,329,000	0.8%	10.56	19,989,868	8,733,815
American Bottling Company (Keurig Dr Pepper)		2	110,080	110,080	0.4%	757,000	0.5%	6.88	10,498,031	1,266,575
Style Crest, Inc.		1	106,507	106,507	0.4%	433,000	0.3%	4.07	7,426,528	-0-
Sonwil Distribution Center, Inc.	(D)	1	104,981	104,981	0.4%	630,000	0.4%	6.00	10,960,823	-0-
Pittsburgh Glass Works, LLC, a Division of VITRO		1	102,135	102,135	0.4%	508,000	0.3%	4.97	4,249,615	-0-
Dakota Bodies, LLC		1	96,687	96,687	0.4%	416,000	0.3%	4.30	7,797,827	-0-
National Oilwell Varco, Inc.		1	91,295	91,295	0.4%	801,000	0.5%	8.77	8,220,882	-0-
Joseph T. Ryerson and Son, Inc.		1	89,123	89,123	0.4%	519,000	0.3%	5.82	7,184,598	-0-
CHEP USA, Inc.		1	83,000	83,000	0.3%	509,000	0.3%	6.13	7,471,868	-0-
Sherwin-Williams Company		2	78,887	78,887	0.3%	648,000	0.4%	8.21	7,435,944	-0-
United Parcel Service, Inc.		1	75,000	75,000	0.3%	595,000	0.4%	7.93	6,741,021	-0-
Tampa Bay Grand Prix		1	68,385	68,385	0.3%	369,000	0.2%	5.40	5,677,982	-0-
Various Tenants at Retail Shopping Center		1	64,220	61,190	0.2%	616,000	0.4%	10.07	3,139,564	-0-
Locke Supply Co.		1	60,000	60,000	0.2%	340,000	0.2%	5.67	5,097,101	-0-
Hartford HealthCare Corporation		1	54,812	54,812	0.2%	307,000	0.2%	5.60	3,525,917	-0-
Siemens Real Estate		1	51,130	51,130	0.2%	464,000	0.3%	9.07	4,554,684	-0-
Collins Aerospace (Raytheon Technologies Corporation)		1	38,833	38,833	0.2%	368,000	0.2%	9.48	5,100,000	-0-
Foundation Building Materials, LLC		1	36,270	36,270	0.1%	179,000	0.1%	4.94	2,543,770	-0-
Graybar Electric Company		1	26,340	26,340	0.1%	122,000	0.1%	4.63	2,956,307	-0-
Vacant	(B)	1	80,856	-0-	0.0%	-0-	0.0%	-0-	2,518,657	-0-
Total as of 9/30/21		122	24,924,752	24,840,866	99.7%	$164,118,000	100.0%	$6.61	$2,303,678,699	$ (C) 839,621,838

Acquisitions Subsequent to 9/30/21
FedEx Ground Package System, Inc.		1	290,879	290,879	1.2%	1,735,000	1.0%	5.96
Pro Forma Total with Acquisitions Subsequent to 9/30/21		123	25,215,631	25,131,745	99.7%	$165,853,000	100.0%	$6.60

(A)	Woodstream Corporation and Altec Industries, Inc. are located at one property and, therefore, are counted as one property in the Property Count Total.
(B)	NF&M International is located in a 255,658 square foot industrial park in Monaca (Pittsburgh), PA, of which 80,856 square feet are vacant. This industrial park is counted as one property in the Property Count Total.
Other than two properties indicated in footnotes (A) and (B) and one retail property, all properties are single-tenant.
(C)	Does not include unamortized debt issuance costs of $7,437,754.
(D)	Effective 2/1/22, United Parcel Service, Inc. is leasing this space at a straight-line annualized rent of $725,000 for 7 years which is not reflected in the table above.

FOURTH quarter AND Fiscal year END 2021 supplemental information	14

Property Table by State

(unaudited)

	Property	Square	Occupied Square	% of Total	Annual	% of Total Ann.	Rent Per sf	Undepreciated	Mortgage
State	Count	Footage	Footage	sf	Rent	Rent	Occup.	Cost	Balance
Ohio	11	2,358,769	2,358,769	9.5%	$15,863,000	9.7%	$6.73	$209,120,404	$92,117,640
Georgia	7	2,297,214	2,297,214	9.2%	16,134,000	9.8%	7.02	259,469,156	130,400,232
Florida	13	2,223,042	2,223,042	8.9%	16,002,000	9.8%	7.20	228,951,319	78,066,146
Indiana	4	1,965,341	1,965,341	7.9%	11,212,000	6.8%	5.70	167,720,415	87,256,859
Texas	10	1,790,337	1,790,337	7.2%	13,844,000	8.4%	7.73	185,708,654	59,211,317
Kentucky	3	1,295,849	1,295,849	5.2%	5,237,000	3.2%	4.04	66,111,852	31,742,089
South Carolina	6	1,273,676	1,273,676	5.1%	9,882,000	6.0%	7.76	129,988,641	48,618,510
North Carolina	5	1,225,987	1,225,987	4.9%	8,713,000	5.3%	7.11	132,692,517	63,060,912
Mississippi	4	1,158,889	1,158,889	4.6%	4,560,000	2.8%	3.93	56,321,915	21,652,530
Tennessee	4	1,150,830	1,150,830	4.6%	5,182,000	3.2%	4.50	69,567,454	2,364,109
Illinois	9	958,102	958,102	3.8%	6,354,000	3.9%	6.63	86,262,858	6,658,560
Michigan	4	833,717	833,717	3.3%	5,629,000	3.4%	6.75	73,647,741	20,294,290
Kansas	4	813,062	813,062	3.3%	4,998,000	3.0%	6.15	64,704,063	23,020,349
Missouri	4	740,119	740,119	3.0%	3,003,000	1.8%	4.06	35,555,482	-0-
Oklahoma	5	735,721	735,721	3.0%	4,943,000	3.0%	6.72	69,942,758	33,049,520
New York	3	518,565	518,565	2.1%	3,554,000	2.2%	6.85	52,841,861	17,411,404
Pennsylvania	3	504,040	423,184	2.0%	2,775,000	1.7%	6.56	36,976,556	10,720,583
Alabama	2	451,832	451,832	1.8%	2,670,000	1.6%	5.91	39,714,135	15,609,423
New Jersey	2	411,365	408,335	1.7%	5,944,000	3.6%	14.56	87,127,186	47,038,563
Virginia	5	407,443	407,443	1.6%	2,474,000	1.5%	6.07	35,067,403	2,865,821
Colorado	2	295,227	295,227	1.2%	2,441,000	1.5%	8.27	35,694,134	13,468,702
Arizona	1	288,045	288,045	1.2%	1,409,000	0.9%	4.89	16,824,226	1,103,841
Wisconsin	2	238,666	238,666	1.0%	1,295,000	0.8%	5.43	16,394,950	1,612,503
Washington	1	210,445	210,445	0.8%	1,962,000	1.2%	9.32	30,369,301	14,263,987
Louisiana	1	175,315	175,315	0.7%	1,274,000	0.8%	7.27	18,425,875	8,916,532
Maryland	1	148,881	148,881	0.6%	1,455,000	0.9%	9.77	14,720,525	-0-
Vermont	1	143,972	143,972	0.6%	3,233,000	2.0%	22.46	53,825,147	-0-
Nebraska	1	89,115	89,115	0.4%	446,000	0.3%	5.00	5,963,626	-0-
Utah	1	69,734	69,734	0.3%	772,000	0.5%	11.07	12,666,994	7,805,205
Minnesota	1	60,370	60,370	0.2%	372,000	0.2%	6.16	5,231,864	1,292,211
Connecticut	1	54,812	54,812	0.2%	307,000	0.1%	5.60	3,525,917	-0-
Iowa	1	36,270	36,270	0.1%	179,000	0.1%	4.94	2,543,770	-0-
Total as of 9/30/21	122	24,924,752	24,840,866	100.0%	$164,118,000	100.0%	$6.61	$2,303,678,699	$ (A) 839,621,838

Acquisitions Subsequent to 9/30/21
Alabama	1	290,879	290,879	1.2%	1,735,000	1.0%	5.96
Pro Forma Total with Acquisitions Subsequent to 9/30/21	123	25,215,631	25,131,745	100.0%	$165,853,000	100.0%	$6.60

(A)	Does not include unamortized debt issuance costs of $7,437,754.

FOURTH quarter AND Fiscal year END 2021 supplemental information	15

Lease Expirations

(unaudited)

		Property	Square	% of Total	Annual	% of Total Ann.	Rent Per sf	Lease Exp. Term in	Undepreciated	Mortgage
Fiscal Year		Count	Footage	Sf	Rent	Rent	Occup.	Years	Cost	Balance

2022		5	1,065,169	4.2%	$5,723,000	3.4%	$5.37	0.4	$71,756,260	$17,157,045
2023(A)		16	2,117,731	8.5%	12,076,000	7.4%	5.70	1.7	149,354,904	14,561,087
2024		13	1,887,039	7.6%	11,797,000	7.2%	6.25	2.6	140,018,171	19,615,616
2025(A)		11	2,607,541	10.5%	12,980,000	7.9%	4.98	3.6	170,945,716	57,498,428
2026(A)		14	1,738,731	7.0%	10,850,000	6.6%	6.24	4.7	137,388,379	18,735,737
2027		13	2,390,188	9.6%	13,297,000	8.1%	5.56	5.9	188,345,160	57,948,066
2028		10	2,172,458	8.7%	11,857,000	7.2%	5.46	6.5	153,131,282	39,961,932
2029		9	1,831,303	7.3%	10,610,000	6.5%	5.79	7.6	150,025,536	54,956,925
2030		5	1,102,002	4.4%	8,490,000	5.2%	7.70	8.5	129,463,623	60,797,460
2031		6	1,218,941	4.9%	9,738,000	5.9%	7.99	9.1	138,931,135	61,605,175
2032		8	2,131,983	8.6%	18,862,000	11.5%	8.85	10.6	291,154,266	151,754,128
2033		3	1,038,508	4.2%	8,844,000	5.4%	8.52	11.5	137,687,023	75,071,201
2034		3	1,561,256	6.3%	9,365,000	5.7%	6.00	12.5	127,748,518	73,247,541
2035		3	856,283	3.4%	8,343,000	5.1%	9.74	13.8	131,119,464	81,404,801
2036		2	403,025	1.6%	5,212,000	3.2%	12.93	14.7	87,715,351	-0-
2041		1	657,518	2.6%	5,458,000	3.3%	8.30	19.2	93,235,690	55,306,696
Various tenants at retail shopping center		1	64,220	0.3%	616,000	0.4%	10.07	-0-	3,139,564	-0-
Vacant	(A)	1	80,856	0.3%	-0-	0.0%	-0-	-0-	2,518,657	-0-
Total as of 9/30/21		122	24,924,752	100.0%	$164,118,000	100.0%	$6.61	7.0	$2,303,678,699	$ (B) 839,621,838

Acquisitions Subsequent to 9/30/21
2036		1	290,879	1.2%	1,735,000	1.0%	5.96	14.8
Pro Forma Total with Acquisitions Subsequent to 9/30/21		123	25,215,631	100.0%	$165,853,000	100.0%	$6.60	7.1

(A)	Included in 2023 is Altec Industries and included in 2026 is Woodstream Corporation, which both occupy one property. Included in 2025 is NF&M International, which occupies 174,802 square feet of a 255,658 square foot Industrial Park. The remaining 80,856 square feet are included in Vacant. Each of these properties are counted as one property in the Property Count Total. Other than these properties and one retail property, all properties are single-tenant.
(B)	Does not include unamortized debt issuance costs of $7,437,754.

FOURTH quarter AND Fiscal year END 2021 supplemental information	16

Recent Acquisitions During Fiscal 2021

(unaudited)

				Date of	Square	Annual	Rent Per sf	Lease	Purchase	Initial Mortgage
No	Tenant	City (MSA)	State	Acquisition	Footage	Rent	Occup.	Expiration	Price	Balance
1	FedEx Ground Package System, Inc.	Plain City (Columbus)	OH	12/17/2020	500,268	$4,569,000	$9.13	9/30/2035	$73,304,000	$47,000,000
2	Home Depot U.S.A., Inc.	Locust Grove (Atlanta)	GA	12/24/2020	657,518	5,458,000	8.30	11/30/2040	95,935,000	57,000,000
3	FedEx Ground Package System, Inc.	Burlington	VT	07/29/2021	143,972	3,233,000	22.46	5/31/2036	54,789,000	-0-
4	FedEx Ground Package System, Inc.	Kodak (Knoxville)	TN	08/25/2021	259,053	1,979,000	7.64	5/31/2036	34,411,000	-0-
	As of 9/30/21				1,560,811	$15,239,000	$9.76		$258,439,000	$104,000,000

	Acquisitions Subsequent to 9/30/21
1	FedEx Ground Package System, Inc.	Bessemer (Birmingham)	AL	10/27/2021	290,879	$1,735,000	$5.96	7/31/2036	$30,175,000	-0-

FOURTH quarter AND Fiscal year END 2021 supplemental information	17

Property Table

(unaudited)

				Fiscal Year		Square	Annual	Rent Per sf	Lease Exp. Term in	Undepreciated	Mortgage
No	Tenant	City (MSA)	State	Acquisition	Occup.	Footage	Rent	Occup.	Years	Cost	Balance
1	Milwaukee Electric Tool Corporation	Olive Branch (Memphis, TN)	MS	2013	100.0%	861,889	$3,098,000	$3.59	6.8	$36,914,917	$16,094,947
2	Shaw Industries, Inc.	Savannah	GA	2018	100.0%	831,764	3,563,000	4.28	6.0	56,025,945	26,273,085
3	ULTA, Inc.	Greenwood (Indianapolis)	IN	2015	100.0%	671,354	2,782,000	4.14	3.8	37,773,835	15,855,445
4	Home Depot U.S.A., Inc.	Locust Grove (Atlanta)	GA	2021	100.0%	657,518	5,458,000	8.30	19.2	93,235,690	55,306,696
5	Amazon.com.indc, LLC	Greenwood (Indianapolis)	IN	2020	100.0%	615,747	4,991,000	8.11	12.9	79,363,910	48,801,682
6	Jim Beam Brands Company (Beam Suntory)	Frankfort (Lexington)	KY	2015	100.0%	599,840	2,112,000	3.52	3.3	28,000,000	13,482,519
7	TreeHouse Private Brands, Inc.	Buckner (Louisville)	KY	2014	100.0%	558,509	2,267,000	4.06	12.1	26,807,852	12,992,535
8	FedEx Ground Package System, Inc.	Plain City (Columbus)	OH	2021	100.0%	500,268	4,569,000	9.13	14.0	71,741,593	45,322,397
9	FedEx Forward Depots, Inc.	Memphis	TN	2010	100.0%	449,900	1,394,000	3.10	7.7	16,092,852	2,364,109
10	B. Braun Medical Inc.	Daytona Beach	FL	2018	100.0%	399,440	2,330,000	5.83	11.4	30,873,232	16,170,326
11	UGN, Inc.	Monroe (Cincinnati)	OH	2015	100.0%	387,000	2,107,000	5.44	12.4	21,576,756	11,453,324
12	Woodstream Corporation	St. Joseph	MO	2001	100.0%	256,000	987,000	3.86	5.0	9,029,539	-0-
	Altec Industries, Inc.	St. Joseph	MO	2001	100.0%	126,880	378,000	2.98	1.4	4,475,266	-0-
13	CBOCS Distribution, Inc. (Cracker Barrel)	Lebanon (Nashville)	TN	2011	100.0%	381,240	1,490,000	3.91	2.8	14,215,126	-0-
14	FedEx Ground Package System, Inc.	Braselton (Atlanta)	GA	2018	100.0%	373,750	3,801,000	10.17	11.4	60,237,411	33,729,744
15	Best Buy Warehousing Logistics, Inc.	Streetsboro (Cleveland)	OH	2012	100.0%	368,060	1,725,000	4.69	0.3	19,600,000	7,332,107
16	Amazon.com Services, Inc. (Amazon.com, Inc.)	Mobile	AL	2018	100.0%	362,942	2,065,000	5.69	7.2	33,052,316	15,609,423
17	FedEx Ground Package System, Inc.	Concord (Charlotte)	NC	2017	100.0%	354,482	2,537,000	7.16	10.7	40,043,145	20,587,039
18	FedEx Ground Package System, Inc.	Mesquite (Dallas)	TX	2017	100.0%	351,874	3,209,000	9.12	10.5	49,880,493	25,461,414
19	Toyota Tsusho America, Inc.	Lafayette	IN	2019	100.0%	350,418	1,722,000	4.91	7.8	25,078,587	15,234,125
20	FedEx Ground Package System, Inc.	Trenton	NJ	2019	100.0%	347,145	5,328,000	15.35	10.8	83,987,622	47,038,563
21	FedEx Ground Package System, Inc.	Walker (Grand Rapids)	MI	2017	100.0%	343,483	2,106,000	6.13	10.3	31,654,987	16,026,935
22	FedEx Ground Package System, Inc.	Hamburg (Buffalo)	NY	2017	100.0%	338,584	2,329,000	6.88	9.5	35,140,017	17,411,404
23	FedEx Ground Package System, Inc.	Concord (Charlotte)	NC	2016	100.0%	330,717	2,237,000	6.76	3.8	33,053,688	14,196,674
24	FedEx Ground Package System, Inc.	Indianapolis	IN	2014	100.0%	327,822	1,717,000	5.24	6.1	25,504,083	7,365,607
25	Autoneum North America, Inc.	Aiken (Augusta, GA)	SC	2017	100.0%	315,560	1,746,000	5.53	10.6	21,040,396	12,003,469
26	FedEx Ground Package System, Inc.	Olathe (Kansas City)	KS	2016	100.0%	313,763	2,553,000	8.14	9.7	35,447,126	16,216,565
27	FedEx Ground Package System, Inc.	Ft. Worth (Dallas)	TX	2015	100.0%	312,923	2,394,000	7.65	8.6	35,648,449	16,363,646
28	FedEx Ground Package System, Inc.	Davenport (Orlando)	FL	2016	100.0%	310,922	2,625,000	8.44	9.6	38,087,186	19,243,391
29	FedEx Ground Package System, Inc.	Jacksonville	FL	2015	100.0%	304,859	1,998,000	6.55	8.3	30,925,530	12,586,996
30	Science Applications International Corporation	Hanahan (Charleston)	SC	2005	100.0%	302,400	1,708,000	5.65	2.1	14,463,148	-0-
31	Amazon.com Services, Inc. (Amazon.com, Inc.)	Oklahoma City	OK	2018	100.0%	300,000	1,948,000	6.49	6.1	29,878,942	16,501,378
32	International Paper Company	Kenton	OH	2017	100.0%	298,472	1,281,000	4.29	5.9	18,730,500	9,592,035
33	Western Container Corp. (Coca-Cola)	Tolleson (Phoenix)	AZ	2003	100.0%	288,045	1,409,000	4.89	5.6	16,824,226	1,103,841
34	FedEx Ground Package System, Inc.	Whitsett (Greensboro)	NC	2020	100.0%	286,281	3,002,000	10.49	13.6	46,710,877	28,277,199
35	International Paper Company	Edwardsville (Kansas City)	KS	2014	100.0%	280,019	1,382,000	4.94	1.9	18,294,108	6,803,784
36	FedEx Ground Package System, Inc.	Charleston	SC	2018	100.0%	265,318	2,713,000	10.23	11.8	46,576,380	25,171,131
37	FedEx Ground Package System, Inc.	Kodak (Knoxville)	TN	2021	100.0%	259,053	1,979,000	7.64	14.7	33,890,204	-0-
38	NF&M International, Inc.	Monaca (Pittsburgh)	PA	1973	68.4%	255,658	795,000	4.55	3.5	7,963,722	-0-
39	FedEx Ground Package System, Inc.	Orion	MI	2007	100.0%	245,633	1,908,000	7.77	1.7	23,155,606	-0-
40	FedEx Ground Package System, Inc.	Homestead (Miami)	FL	2017	100.0%	237,756	2,282,000	9.60	10.5	37,911,556	19,192,798
41	Anda Pharmaceuticals, Inc.	Olive Branch (Memphis, TN)	MS	2012	100.0%	234,660	1,220,000	5.20	0.8	14,550,000	5,557,583
42	FedEx Ground Package System, Inc.	Colorado Springs	CO	2016	100.0%	225,362	1,832,000	8.13	4.3	29,320,066	13,468,702
43	Mickey Thompson Performance Tires and Wheels (Goodyear Tire & Rubber Company)	Stow	OH	2017	100.0%	219,765	1,537,000	6.99	5.9	18,934,065	10,106,470
44	Rinnai America Corporation	Griffin (Atlanta)	GA	2006	100.0%	218,120	913,000	4.19	1.3	15,082,217	-0-
45	FedEx Ground Package System, Inc.	Ft. Myers	FL	2017	100.0%	213,672	1,418,000	6.64	5.9	21,684,310	10,872,635
46	FedEx Ground Package System, Inc.	Burlington (Seattle/Everett)	WA	2016	100.0%	210,445	1,962,000	9.32	8.9	30,369,301	14,263,987
47	FedEx Ground Package System, Inc.	Sauget (St. Louis, MO)	IL	2015	100.0%	198,729	1,036,000	5.21	7.7	17,408,847	6,658,560
48	Anheuser-Busch, Inc.	Granite City (St. Louis, MO)	IL	2002	100.0%	184,800	954,000	5.16	0.2	12,757,540	-0-
49	Carrier Enterprise, LLC (Carrier Global Corporation)	Carrollton (Dallas)	TX	2010	100.0%	184,317	1,160,000	6.29	2.3	18,496,725	3,781,404
50	FedEx Ground Package System, Inc.	Spring (Houston)	TX	2014	100.0%	181,176	1,581,000	8.73	3.0	19,328,922	5,931,464
51	Carlstar Group, LLC	Edwardsville (Kansas City)	KS	2003	100.0%	179,280	771,000	4.30	1.8	7,282,986	-0-
52	FedEx Ground Package System, Inc.	Ft. Mill (Charlotte, NC)	SC	2010	100.0%	176,939	1,598,000	9.03	6.9	17,063,643	-0-
53	FedEx Ground Package System, Inc.	Covington (New Orleans)	LA	2016	100.0%	175,315	1,274,000	7.27	3.8	18,425,875	8,916,532
54	FedEx Ground Package System, Inc.	Tampa	FL	2004	100.0%	174,975	1,624,000	9.28	4.8	19,745,245	-0-
55	FedEx Ground Package System, Inc.	Livonia (Detroit)	MI	2013	100.0%	172,668	1,194,000	6.92	0.5	13,887,897	4,267,355
56	Home Depot U.S.A., Inc.	Montgomery (Chicago)	IL	2005	100.0%	171,230	1,079,000	6.30	1.3	11,303,317	-0-
57	FedEx Ground Package System, Inc.	Edinburg	TX	2011	100.0%	164,207	1,097,000	6.68	5.0	12,039,014	-0-
58	FedEx Ground Package System, Inc.	Lindale (Tyler)	TX	2015	100.0%	163,383	725,000	4.44	2.8	12,303,280	4,393,434
59	Bunzl Distribution Midcentral, Inc.	Kansas City	MO	2015	100.0%	158,417	714,000	4.51	5.0	10,003,235	-0-
60	FedEx Ground Package System, Inc.	Oklahoma City	OK	2012	100.0%	158,340	1,048,000	6.62	3.8	12,624,833	1,767,303

FOURTH quarter AND Fiscal year END 2021 supplemental information	18

Property Table

(unaudited)

									Rent	Lease Exp.
					Fiscal Year		Square	Annual	Per sf	Term in	Undepreciated	Mortgage
No	Tenant		City (MSA)	State	Acquisition	Occup.	Footage	Rent	Occup.	Years	Cost	Balance
61	Magna Seating of America, Inc.		Lancaster (Columbus)	OH	2020	100.0%	152,995	$1,201,000	$7.85	8.3	$17,557,830	$8,311,306
62	FedEx Ground Package System, Inc.		Waco	TX	2012	100.0%	150,710	1,078,000	7.15	3.9	12,551,368	3,279,955
63	FedEx Ground Package System, Inc.		Beltsville (Washington, DC)	MD	2001	100.0%	148,881	1,455,000	9.77	6.8	14,720,525	-0-
64	Victory Packaging, L.P.		Fayetteville	NC	1997	100.0%	148,000	504,000	3.41	3.4	5,458,279	-0-
65	FedEx Ground Package System, Inc.		El Paso	TX	2006	100.0%	144,199	1,345,000	9.33	2.0	12,431,192	-0-
66	FedEx Ground Package System, Inc.		Cocoa	FL	2008	100.0%	144,138	1,112,000	7.71	3.0	14,127,449	-0-
67	FedEx Ground Package System, Inc.		Burlington	VT	2021	100.0%	143,972	3,233,000	22.46	14.7	53,825,147	-0-
68	FedEx Ground Package System, Inc.		Cudahy (Milwaukee)	WI	2001	100.0%	139,564	827,000	5.93	5.8	9,815,284	-0-
69	Challenger Lifts, Inc. (Snap-On Inc.)		Louisville	KY	2016	100.0%	137,500	858,000	6.24	4.7	11,304,000	5,267,035
70	FedEx Ground Package System, Inc.		Richfield (Cleveland)	OH	2006	100.0%	131,152	1,493,000	11.38	3.0	16,636,823	-0-
71	FedEx Ground Package System, Inc.		Savannah	GA	2019	100.0%	126,520	1,765,000	13.95	7.1	27,531,560	15,090,707
72	General Electric Company		Imperial (Pittsburgh)	PA	2016	100.0%	125,860	1,329,000	10.56	9.3	19,989,868	8,733,815
73	FedEx Ground Package System, Inc.		Wheeling (Chicago)	IL	2003	100.0%	123,000	1,272,000	10.34	5.7	19,625,559	-0-
74	FedEx Ground Package System, Inc.		Altoona	PA	2014	100.0%	122,522	651,000	5.31	1.9	9,022,966	1,986,768
75	FedEx Corporation		Charleston	SC	2018	100.0%	121,683	1,314,000	10.80	10.9	21,538,966	11,443,910
76	Amazon.com Services, LLC		Oklahoma City	OK	2020	100.0%	120,780	935,000	7.74	8.9	14,962,513	9,271,525
77	FedEx Corporation		Mechanicsville (Richmond)	VA	2001	100.0%	112,799	541,000	4.80	1.6	7,836,425	-0-
78	FedEx Corporation		Orlando	FL	2008	100.0%	110,621	666,000	6.02	6.2	8,810,059	-0-
79	Bunzl Distribution Oklahoma, Inc.		Oklahoma City	OK	2017	100.0%	110,361	743,000	6.73	2.9	8,728,439	4,242,739
80	Style Crest, Inc.		Winston-Salem	NC	2002	100.0%	106,507	433,000	4.07	4.5	7,426,528	-0-
81	Sonwil Distribution Center, Inc.	(B)	Cheektowaga (Buffalo)	NY	2007	100.0%	104,981	630,000	6.00	0.3	10,960,823	-0-
82	FedEx Ground Package System, Inc.		West Chester Twp. (Cincinnati)	OH	2000	100.0%	103,818	560,000	5.39	1.9	5,733,686	-0-
83	FedEx Ground Package System, Inc.		Roanoke	VA	2013	100.0%	103,580	755,000	7.29	1.6	10,200,000	2,865,821
84	Pittsburgh Glass Works, LLC, a Division of VITRO		O’ Fallon (St. Louis)	MO	1995	100.0%	102,135	508,000	4.97	4.8	4,249,615	-0-
85	FedEx Ground Package System, Inc.		Green Bay	WI	2013	100.0%	99,102	468,000	4.72	1.7	6,579,666	1,612,503
86	Dakota Bodies, LLC		Liberty (Kansas City)	MO	1998	100.0%	96,687	416,000	4.30	4.6	7,797,827	-0-
87	FedEx Corporation		Jacksonville	FL	1999	100.0%	95,883	536,000	5.59	7.7	6,584,384	-0-
88	FedEx Corporation		Tampa	FL	2006	100.0%	95,662	603,000	6.30	6.2	8,347,650	-0-
89	Amazon.com Services, Inc.		Hanahan (Charleston)	SC	2005	100.0%	91,776	803,000	8.75	7.8	9,306,108	-0-
90	National Oilwell Varco, Inc.		Houston	TX	2010	100.0%	91,295	801,000	8.77	8.0	8,220,882	-0-
91	Joseph T. Ryerson and Son, Inc.		Elgin (Chicago)	IL	2002	100.0%	89,123	519,000	5.82	3.3	7,184,598	-0-
92	FedEx Corporation		Omaha	NE	1999	100.0%	89,115	446,000	5.00	2.1	5,963,626	-0-
93	FedEx Ground Package System, Inc.		Huntsville	AL	2005	100.0%	88,890	605,000	6.81	4.8	6,661,819	-0-
94	CHEP USA, Inc.		Roanoke	VA	2007	100.0%	83,000	509,000	6.13	3.4	7,471,868	-0-
95	FedEx Corporation		Bedford Heights (Cleveland)	OH	2007	100.0%	82,269	438,000	5.32	6.9	7,304,467	-0-
96	United Parcel Service, Inc.		Halfmoon (Albany)	NY	2012	100.0%	75,000	595,000	7.93	9.5	6,741,021	-0-
97	FedEx Corporation		Schaumburg (Chicago)	IL	1997	100.0%	73,500	478,000	6.50	5.5	5,447,053	-0-
98	FedEx Corporation		Romulus (Detroit)	MI	1998	100.0%	71,933	421,000	5.85	4.7	4,949,251	-0-
99	FedEx Ground Package System, Inc.		Denver	CO	2005	100.0%	69,865	609,000	8.72	4.1	6,374,068	-0-
100	FedEx Corporation		Ogden (Salt Lake City)	UT	2020	100.0%	69,734	772,000	11.07	13.5	12,666,994	7,805,205
101	Tampa Bay Grand Prix		Tampa	FL	2005	100.0%	68,385	369,000	5.40	6.0	5,677,982	-0-
102	Sherwin-Williams Company		Rockford	IL	2011	100.0%	66,387	486,000	7.32	2.3	5,551,227	-0-
103	Various Tenants at Retail Shopping Center		Somerset	NJ	1970	95.0%	64,220	616,000	10.07	na	3,139,564	-0-
104	American Bottling Company (Keurig Dr Pepper)		Cincinnati	OH	2015	100.0%	63,840	488,000	7.64	8.0	6,750,000	-0-
105	FedEx Corporation		Chattanooga	TN	2007	100.0%	60,637	319,000	5.26	1.1	5,369,272	-0-
106	FedEx Ground Package System, Inc.		Stewartville (Rochester)	MN	2013	100.0%	60,370	372,000	6.16	1.7	5,231,864	1,292,211
107	Locke Supply Co.		Richmond	VA	2004	100.0%	60,000	340,000	5.67	10.6	5,097,101	-0-
108	FedEx Ground Package System, Inc.		Augusta	GA	2005	100.0%	59,358	513,000	8.64	1.7	5,363,304	-0-
109	Hartford HealthCare Corporation		Newington (Hartford)	CT	2001	100.0%	54,812	307,000	5.60	9.6	3,525,917	-0-
110	Siemens Real Estate		Lebanon (Cincinnati)	OH	2012	100.0%	51,130	464,000	9.07	2.6	4,554,684	-0-
111	FedEx Corporation		Charlottesville	VA	1999	100.0%	48,064	329,000	6.85	5.9	4,462,009	-0-
112	FedEx Ground Package System, Inc.		Corpus Christi	TX	2012	100.0%	46,253	454,000	9.82	4.9	4,808,329	-0-
113	American Bottling Company (Keurig Dr Pepper)		Tulsa	OK	2014	100.0%	46,240	269,000	5.82	2.4	3,748,031	1,266,576
114	Heartland Coca-Cola Bottling Company, LLC (Coca-Cola)		Topeka	KS	2009	100.0%	40,000	292,000	7.30	5.0	3,679,843	-0-
115	Collins Aerospace Systems (Raytheon Technologies Corporation)		Rockford	IL	2015	100.0%	38,833	368,000	9.48	5.8	5,100,000	-0-

FOURTH quarter AND Fiscal year END 2021 supplemental information	19

Property Table

(unaudited)

								Rent	Lease Exp. Term
				Fiscal Year		Square	Annual	Per sf	in	Undepreciated	Mortgage
No	Tenant	City (MSA)	State	Acquisition	Occup.	Footage	Rent	Occup.	Years	Cost	Balance
116	Foundation Building Materials, LLC	Urbandale (Des Moines)	IA	1994	100.0%	36,270	$179,000	$4.94	6.3	$2,543,770	$-0-
117	FedEx Corporation	Richland (Jackson)	MS	1994	100.0%	36,000	120,000	3.33	2.5	1,900,691	-0-
118	FedEx Corporation	Punta Gorda	FL	2007	100.0%	34,624	284,000	8.20	5.8	4,133,510	-0-
119	FedEx Corporation	Lakeland	FL	2007	100.0%	32,105	155,000	4.83	6.2	2,043,226	-0-
120	FedEx Corporation	Augusta	GA	2007	100.0%	30,184	121,000	4.01	1.2	1,993,029	-0-
121	Graybar Electric Company	Ridgeland (Jackson)	MS	1993	100.0%	26,340	122,000	4.63	3.8	2,956,307	-0-
122	Sherwin-Williams Company	Burr Ridge (Chicago)	IL	1998	100.0%	12,500	162,000	12.96	5.1	1,884,717	-0-
	Total as of 9/30/21				99.7%	24,924,752	$164,118,000	$6.61	7.0	$2,303,678,699	$ (A) 839,621,838

	Acquisitions Subsequent to 9/30/21
123	FedEx Ground Package System, Inc.	Bessemer (Birmingham)	AL	2022	100.0%	290,879	1,735,000	5.96	14.8
	Pro Forma Total with Acquisitions Subsequent to 9/30/21				99.7%	25,215,631	$165,853,000	$6.60	7.1

(A)	Does not include unamortized debt issuance costs of $7,437,754.
(B)	Effective 2/1/22, United Parcel Service, Inc. is leasing this space at a straight-line annualized rent of $725,000 for 7 years which is not reflected in the table above.

FOURTH quarter AND Fiscal year END 2021 supplemental information	20

Definitions

Investors and analysts following the real estate industry utilize funds from operations (“FFO”), adjusted funds from operations (“AFFO”), net operating income (“NOI”), Same Property NOI, Same Property Cash NOI, and earnings before interest, taxes, depreciation and amortization (“Adjusted EBITDA”) variously defined, as supplemental performance measures. While we believe net income available to common stockholders, as defined by accounting principles generally accepted in the United States of America (U.S. GAAP), is the most appropriate measure, we consider NOI, Same Property NOI, Same Property Cash NOI, Adjusted EBITDA, FFO and AFFO, given their wide use by and relevance to investors and analysts, appropriate supplemental performance measures. FFO, reflecting the assumption that real estate asset values rise or fall with market conditions, principally adjusts for the effects of U.S. GAAP depreciation and amortization of real estate assets. NOI provides a measure of rental operations, and does not factor in depreciation and amortization and non-property specific expenses such as interest expense and general and administrative expenses. Adjusted EBITDA provides a tool to further evaluate the ability to incur and service debt and to fund dividends and other cash needs. AFFO provides a supplemental tool to evaluate our performance. In addition, NOI, Same Property NOI, Same Property Cash NOI, Adjusted EBITDA, FFO and AFFO are commonly used in various ratios, pricing multiples, yields and returns and valuation of calculations used to measure financial position, performance and value. As used herein, we calculate the following non-U.S. GAAP measures as follows:

●	FFO, as defined by The National Association of Real Estate Investment Trusts (Nareit), represents net income attributable to common shareholders, as defined by accounting principles generally accepted in the United States of America (U.S. GAAP), as defined under U.S. GAAP, excluding gains or losses from sales of previously depreciated real estate assets, impairment charges related to depreciable real estate assets, certain non-cash items such as real estate asset depreciation and amortization, plus our portion of these items related to our consolidated investment that we had a non-controlling interest in. Included in the Nareit FFO White Paper - 2018 Restatement, is an option pertaining to assets incidental to our main business in the calculation of Nareit FFO to make an election to include or exclude mark-to-market changes in the value recognized on these marketable equity securities. In conjunction with the adoption of the FFO White Paper - 2018 Restatement, for all periods presented, we have elected to exclude unrealized gains and losses from our investments in marketable equity securities from our FFO calculation. Nareit created FFO as a non-GAAP supplemental measure of REIT operating performance.
●	AFFO is calculated as FFO, excluding stock-based compensation expense, depreciation of corporate office tenant improvements, amortization of deferred financing costs, gains on the sale of securities, lease termination income, non-recurring severance expense, non-recurring strategic alternatives & proxy costs, effect of non-cash U.S. GAAP straight-line rent adjustments and less recurring capital expenditures, plus our portion of these items related to our consolidated investment that we have a non-controlling interest in. Recurring capital expenditures are defined as all capital expenditures that are recurring in nature, excluding capital expenditures related to expansions at our current locations or capital expenditures that are incurred in conjunction with obtaining a new lease or a lease renewal.
●	NOI from property operations is calculated as net income (loss) attributable to common shareholders, as defined by U.S. GAAP, plus net income (loss) attributable to non-controlling interest, plus preferred dividend expense, general & administrative expenses, non-recurring strategic alternatives & proxy costs, non-recurring severance expense, depreciation, amortization of capitalized lease costs & intangible assets and interest expense, including amortization of financing costs, unrealized holding (gains) or losses arising during the periods, less dividend income, realized gain on sale of securities transactions, realized gain on sale of real estate investment and lease termination income. The components of NOI consist of recurring rental and reimbursement revenue, less real estate taxes and operating expenses, such as insurance, utilities, and repairs and maintenance.
●	Same Property NOI is calculated as the NOI of all properties owned during the entire periods presented with the exclusion of any properties expanded during the periods presented.
●	Same Property Cash NOI is calculated as the Same Property NOI adjusted to exclude the effect of non-cash U.S. GAAP straight-line rent adjustment for the properties included in the Same Property NOI calculation.
●	Adjusted EBITDA is net income (loss) attributable to common shareholders, as defined by U.S. GAAP, plus preferred dividend expense, interest expense, including amortization of financing costs, depreciation and amortization, net amortization of acquired above and below market lease revenue, plus our portion of these items related to our consolidated investment that we had a non-controlling interest in, non-recurring strategic alternatives & proxy costs and unrealized holding losses (minus gains) arising during the periods less realized gain on sale of real estate investment and realized gain on sale of securities transactions.

FFO, AFFO, NOI, Same Property NOI, Same Property Cash NOI and Adjusted EBITDA, do not represent cash generated from operating activities in accordance with U.S. GAAP and are not necessarily indicative of cash available to fund cash needs, including the repayment of principal on debt and payment of dividends and distributions. FFO, AFFO, NOI, Same Property NOI, Same Property Cash NOI and Adjusted EBITDA should not be considered as substitutes for net income applicable to common shareholders (calculated in accordance with U.S. GAAP) as a measure of results of operations or cash flows (calculated in accordance with U.S. GAAP) as a measure of liquidity. FFO, AFFO, NOI, Same Property NOI, Same Property Cash NOI and Adjusted EBITDA, as currently calculated by us, may not be comparable to similarly titled, but variously calculated, measures of other REITs.

FOURTH quarter AND Fiscal year END 2021 supplemental information	21

FOR IMMEDIATE RELEASE

November 12, 2021
Contact: Becky Coleridge
732-577-9996

MONMOUTH REAL ESTATE REPORTS RESULTS FOR

THE FISCAL YEAR ENDED AND THE FOURTH QUARTER ENDED SEPTEMBER 30, 2021

HOLMDEL, NJ, November 12, 2021........ Monmouth Real Estate Investment Corporation (NYSE:MNR) reported Net Income Attributable to Common Shareholders of $44.8 million or $0.45 per diluted share for the fiscal year ended September 30, 2021 as compared to Net Loss Attributable to Common Shareholders of $48.6 million or $0.50 per diluted share for the fiscal year ended September 30, 2020, representing an increase in Net Income Attributable to Common Shareholders of $93.4 million or $0.95 per diluted share. The increase primarily resulted from a change in our unrealized gains from our securities investments whereas the unrealized gains for the current fiscal year were $50.2 million or $0.51 per diluted share as compared to an unrealized loss of $(77.4) million or $(0.79) per diluted share during the prior fiscal year for a net increase of $127.6 million or $1.30 per diluted share. This increase was offset by $35.9 million or $0.36 per diluted share in Non-recurring Strategic Alternatives and Proxy Costs related to our strategic alternatives process and our proxy process. Funds from Operations (FFO), which excludes unrealized gains or losses from our securities portfolio, for the fiscal year ended September 30, 2021 were $46.1 million or $0.47 per diluted share versus $78.4 million or $0.80 per diluted share for the fiscal year ended September 30, 2020, representing a decrease of $32.3 million or $0.33 per diluted share. The decrease in FFO is primarily attributable to the Non-recurring Strategic Alternatives and Proxy Costs. FFO excluding these non-recurring costs for the fiscal year ended September 30, 2021 were $82.0 million or $0.83 per diluted share versus $78.4 million or $0.80 per diluted share for the fiscal year ended September 30, 2020, representing an increase of $0.03 per diluted share. For the fiscal year ended September 30, 2021, Adjusted Funds from Operations (AFFO), which excludes non-recurring items, including costs related to our non-recurring strategic alternatives process and our proxy process and unrealized and realized gains or losses from our securities portfolio were $77.0 million or $0.78 per diluted share compared to $76.9 million or $0.78 per diluted share for the fiscal year ended September 30, 2020, representing unchanged per diluted share earnings year over year.

Net Loss Attributable to Common Shareholders for the three months ended September 30, 2021, was $24.2 million or $0.25 per diluted share as compared to Net Loss Attributable to Common Shareholders of $3.9 million or $0.04 per diluted share for the three months ended September 30, 2020, representing an increase in Net Loss Attributable to Common Shareholders of $0.21 per share. FFO for the three months ended September 30, 2021, were $(4.9) million or $(0.05) per diluted share as compared to $19.2 million or $0.20 per diluted share for the three months ended September 30, 2020, representing a decrease of $0.25 per diluted share. The increase in Net Loss Attributable to Common Shareholders and decrease in FFO for the three months ended September 30, 2021, is primarily attributable to Non-recurring Strategic Alternatives and Proxy costs of $25.0 million or $0.25 per diluted share related to our strategic alternatives process and our proxy process. Excluding these non-recurring costs our Net Income Attributable to Common Shareholders for the three months ended September 30, 2021, would have been $837,000 or $0.01 per diluted share, representing an increase of $0.05 per share from the three months ended September 30, 2020, and our FFO for the three months ended September 30, 2021, would have been $20.1 million or $0.20 per diluted share, representing unchanged per diluted share earnings year over year. For the three months ended September 30, 2021, AFFO were $19.5 million or $0.20 per diluted share compared to $18.2 million or $0.19 per diluted share for the three months ended September 30, 2020, representing an increase of $0.01 per share.

FOURTH quarter AND Fiscal year END 2021 supplemental information	22

A summary of significant financial information for the three and twelve months ended September 30, 2021 and 2020 (in thousands, except per share amounts) is as follows:

	Three Months Ended September 30,
	2021	2020
Rental Revenue	$39,921	$36,173
Reimbursement Revenue	$6,894	$6,462
Net Operating Income (NOI) (1)	$39,719	$36,071
Total Expenses	$49,300	$21,529
Dividend Income	$1,500	$1,458
Unrealized Holding Losses Arising During the Periods	$(5,139)	$(10,280)
Net Income (Loss)	$(15,771)	$3,143
Net Loss Attributable to Common Shareholders	$(24,187)	$(3,917)
Net Loss Attributable to Common Shareholders Per Diluted Common Share	$(0.25)	$(0.04)
FFO (1)	$(4,891)	$19,205
FFO per Diluted Common Share (1)	$(0.05)	$0.20
FFO Excluding Non-recurring Strategic Alternatives & Proxy Costs (1)	$20,133	$19,205
FFO Excluding Non-recurring Strategic Alternatives & Proxy Costs per Diluted Common Share (1)	$0.20	$0.20
AFFO (1)	$19,464	$18,193
AFFO per Diluted Common Share (1)	$0.20	$0.19
Dividends Declared per Common Share	$0.18	$0.17

Weighted Avg. Diluted Common Shares Outstanding	98,542	98,083

	Twelve Months Ended September 30,
	2021	2020
Rental Revenue	$155,044	$141,583
Reimbursement Revenue	$27,712	$26,234
Lease Termination Income	$377	$-0-
Net Operating Income (NOI) (1)	$153,974	$140,705
Total Expenses	$129,119	$86,680
Dividend Income	$6,182	$10,445
Realized Gain on Sale of Real Estate Investment	$6,376	$-0-
Realized Gain on Sale of Securities Transactions	$2,248	$-0-
Unrealized Holding Gains (Losses) Arising During the Periods	$50,239	$(77,380)
Net Income (Loss)	$81,179	$(22,174)
Net Income (Loss) Attributable to Common Shareholders	$44,764	$(48,617)
Net Income (Loss) Attributable to Common Shareholders Per Diluted Common Share	$0.45	$(0.50)
FFO (1)	$46,091	$78,409
FFO per Diluted Common Share (1)	$0.47	$0.80
FFO Excluding Non-recurring Strategic Alternatives & Proxy Costs (1)	$82,011	$78,409
FFO Excluding Non-recurring Strategic Alternatives & Proxy Costs per Diluted Common Share (1)	$0.83	$0.80
AFFO (1)	$76,969	$76,898
AFFO per Diluted Common Share (1)	$0.78	$0.78
Dividends Declared per Common Share	$0.71	$0.68

Weighted Avg. Diluted Common Shares Outstanding	98,443	98,164

A summary of significant balance sheet information as of September 30, 2021 and September 30, 2020 (in thousands) is as follows:

	September 30, 2021	September 30, 2020
Cash and Cash Equivalents	$48,618	$23,517
Real Estate Investments	$1,957,702	$1,747,844
Securities Available for Sale at Fair Value	$143,505	$108,832
Total Assets	$2,215,883	$1,939,783
Fixed Rate Mortgage Notes Payable, net of Unamortized Debt Issuance Costs	$832,184	$799,507
Loans Payable	$250,000	$75,000
Total Shareholders’ Equity	$1,094,734	$1,037,605

FOURTH quarter AND Fiscal year END 2021 supplemental information	23

During the year, we accomplished the following:

Strong Growth Record and Solid Pipeline

●	Acquired 1.6 million square feet situated on over 316 acres representing an abundant land to building ratio of 8.8 times consisting of high-quality industrial space for $258.4 million, generating $15.2 million in annual rental revenue, comprising four brand new Class A, built-to-suit properties, all leased long-term to investment-grade tenants with lease terms ranging from 15 to 20 years and with a weighted average lease term of 17.1 years.

●	Increased our Gross Leasable Area (GLA) by 7% to 24.9 million square feet.

●	Grew our acquisition pipeline to four new build-to-suit properties containing 1.4 million total square feet situated on over 208 acres representing an ample land to building ratio of 6.6 times at an aggregate cost of $157.0 million, all of which are leased to Investment Grade tenants. Subsequent to the yearend, we acquired one of these properties for $30.2 million representing 291,000 square feet.

●	Completed two parking lot expansions for approximately $4.2 million, resulting in an initial increase in annual rent of approximately $392,000. We currently have nine FedEx Ground parking expansion projects underway that are expected to cost approximately $42.6 million. These parking expansion projects will result in additional rent and extensions to the existing lease terms. We are also in discussions to expand parking at eight additional locations.

Strong Portfolio Performance

●	Increased our overall occupancy rate by 30 basis points to a sector leading 99.7% currently.

●	Achieved 100% tenant retention through the renewal of all ten leases set to expire during fiscal 2021. These ten lease renewals, comprising 1.2 million square feet resulted in a 6.2% increase in GAAP rent, a 0.4% increase in cash rent, and have a weighted average lease renewal term of 4.2 years.

●	Maintained a weighted average lease term of 7.0 years.

●	Increased our annualized average base rent per occupied square foot to $6.61, an increase of 4% compared to the prior year.

Solid Financial Results

●	Achieved a 40.2% total return for our common shareholders.

●	Increased our common stock dividend 5.9% while maintaining an AFFO dividend payout ratio of 91%. This increase represents the third dividend increase in the past five years, representing a total increase of 20%. We have maintained or increased our common stock cash dividend for 30 consecutive years.

●	Increased the high quality of our cash flow with 83% of our revenue currently secured by leases with tenants from companies, or subsidiaries of companies, that are considered Investment Grade.

●	Increased our Gross Revenue by 6% to $188.9 million.

●	Increased our Rental and Reimbursement Revenue by 9% to $182.8 million.

●	Increased our Net Operating Income by 9% to $154.0 million.

●	Reduced our Net Debt to Total Market Capitalization to 29.8% as of fiscal yearend 2021 from 31.5% as of fiscal yearend 2020.

●	Reduced the weighted average interest rate on our fixed-rate mortgage debt to 3.86% from 3.98% and maintained a weighted average debt maturity on our fixed-rate mortgage debt at 10.9 years.

●	Reduced our General and Administrative expenses as a percentage of gross assets by 8% to 37 basis points for fiscal 2021.

FOURTH quarter AND Fiscal year END 2021 supplemental information	24

Merger Transaction with Industrial Logistics Properties Trust

As previously announced, following a comprehensive strategic review process, on November 5, 2021, we entered into a definitive merger agreement with Industrial Logistics Properties Trust (NASDAQ: ILPT) under which ILPT will acquire all of the outstanding shares of Monmouth Real Estate Investment Corporation (“Monmouth”) for $21.00 per share in an all-cash transaction valued at approximately $4.0 billion including the assumption of debt and the committed acquisition and expansion pipeline (the “Transaction”). The Transaction has been unanimously approved by our Board of Directors. The Transaction price of $21.00 per share represents a 24% premium to the unaffected closing share price of $16.99 on December 18, 2020 and a 36% premium to the 30-day volume weighted average unaffected trading share price of $15.43. This Transaction with ILPT is the culmination of the comprehensive strategic review processes undertaken by our Board of Directors, which were publicly announced and re-initiated in early September of this year following the prior comprehensive process initiated in January of this year. The Transaction is expected to close in the first half of 2022, subject to approval by Monmouth’s shareholders and the satisfaction of other customary closing conditions. The Transaction is not contingent upon financing. Under the terms of the agreement, Monmouth shareholders will be entitled to receive the previously announced dividend of $0.18 payable on December 15, 2021. If the Transaction is not consummated by March 31, 2022, Monmouth shareholders will also be entitled to receive a dividend for that completed quarter up to $0.18 if and as declared. In addition, Monmouth plans to continue to pay its regular quarterly 6.125% Series C Cumulative Redeemable Preferred Stock dividend through the closing of the Transaction. Upon completion of the Transaction, Monmouth’s common stock will no longer be listed on the New York Stock Exchange.

Due to the pending Transaction, Monmouth Real Estate Investment Corporation will not hold a conference call in connection with the release of its fourth quarter and full year financial results.

Monmouth Real Estate Investment Corporation, founded in 1968, is one of the oldest public equity REITs in the world. We specialize in single tenant, net-leased industrial properties, subject to long-term leases, primarily to investment-grade tenants. Monmouth Real Estate is a fully integrated and self-managed real estate company, whose property portfolio consists of 123 properties, containing a total of approximately 25.2 million rentable square feet, geographically diversified across 32 states. Our occupancy rate is currently 99.7%, our weighted average building age is currently 10.1 years, and our percentage of revenue derived from Investment Grade tenants or their subsidiaries is currently 83%.

Additional Information and Where to Find It

In connection with the Transaction, Monmouth intends to file with the U.S. Securities and Exchange Commission (“SEC”) a proxy/solicitation statement and associated white proxy card, which will be sent to the common stockholders of Monmouth seeking their approval of the merger (the “proxy statement”). Monmouth may also file other documents regarding the Transaction with the SEC. This communication is not intended to be, and is not, a substitute for such filings or for any other document that Monmouth may file with the SEC in connection with the Transaction. BEFORE MAKING ANY VOTING OR INVESTMENT DECISION, INVESTORS AND SECURITY HOLDERS ARE URGED TO CAREFULLY READ THE ENTIRE PROXY STATEMENT, WHEN IT BECOMES AVAILABLE, AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC, AS WELL AS ANY AMENDMENTS OR SUPPLEMENTS TO THESE DOCUMENTS, CAREFULLY AND IN THEIR ENTIRETY BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. Investors and security holders will be able to obtain free copies of the proxy statement and other documents filed with the SEC by Monmouth, when they become available, through the website maintained by the SEC at www.sec.gov. In addition, investors and security holders will be able to obtain free copies of the proxy statement and other documents filed with the SEC on Monmouth’s website at www.mreic.reit.

Participants in the Solicitation

Monmouth and certain of its directors and executive officers may be deemed to be participants in the solicitation of proxies from Monmouth’s stockholders in connection with the Transaction under the rules of the SEC. Investors may obtain information regarding the names, affiliations and interests of directors and executive officers of Monmouth in Monmouth’s Annual Report on Form 10-K for Monmouth’s fiscal year ended September 30, 2020, which was filed with the SEC on November 23, 2020, as well as in its other filings with the SEC. Other information regarding the participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the proxy statement and other relevant materials to be filed with the SEC in respect of the Transaction when they become available.

Contact: Becky Coleridge

732-577-9996

FOURTH quarter AND Fiscal year END 2021 supplemental information	25

Forward-Looking Statements

Some of the statements contained in this press release constitute forward-looking statements within the meaning of the federal securities laws, including, but not limited to, statements regarding consummating the merger and the timing thereof. Any forward-looking statements contained in this press release are intended to be made pursuant to the safe harbor provisions of Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements relate to expectations, beliefs, projections, future plans and strategies, anticipated events or trends and similar expressions concerning matters that are not historical facts. In some cases, you can identify forward-looking statements by the use of forward-looking terminology such as “may,” “will,” “should,” “expects,” “intends,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” “potential,” or the negative of these words and phrases or similar words or phrases which are predictions of or indicate future events or trends and which do not relate solely to historical matters. You can also identify forward-looking statements by discussions of strategy, plans or intentions.

The forward-looking statements contained in this press release reflect Monmouth’s current views about future events and are subject to numerous known and unknown risks, uncertainties, assumptions and changes in circumstances that may cause actual results to differ significantly from those expressed in any forward-looking statement, including, without limitation, (i) inability to complete the Transaction because, among other reasons, one or more conditions to the closing of the Transaction may not be satisfied or waived; (ii) uncertainty as to the timing of completion of the Transaction; (iii) potential adverse effects or changes to relationships with tenants, employees, service providers or other parties resulting from the announcement or completion of the Transaction; (iv) the outcome of any legal proceedings that may be instituted against the parties and others related to the Merger Agreement; (v) possible disruptions from the Transaction that could harm Monmouth’s business, including current plans and operations; (vi) unexpected costs, charges or expenses resulting from the Transaction; (vii) legislative, regulatory and economic developments; and (viii) unpredictability and severity of catastrophic events, including, but not limited to, acts of terrorism, outbreak of war or hostilities and epidemics and pandemics, including COVID-19, as well as management’s response to any of the aforementioned factors. Monmouth does not guarantee that the Transaction and events described will happen as described (or that they will happen at all). For a further discussion of other factors that could cause Monmouth’s future results to differ materially from any forward-looking statements, see the section entitled “Risk Factors” in Monmouth’s most recent Annual Report on Form 10-K and in its Quarterly Reports on Form 10-Q for subsequent quarters.

While forward-looking statements reflect Monmouth’s good faith beliefs, they are not guarantees of future performance. Monmouth disclaims any obligation to publicly update or revise any forward-looking statement to reflect changes in underlying assumptions or factors, of new information, data or methods, future events or other changes.

Notes:

(1) Non-U.S. GAAP Information: FFO, as defined by the National Association of Real Estate Investment Trusts (Nareit), represents net income attributable to common shareholders, as defined by accounting principles generally accepted in the United States of America (U.S. GAAP), excluding gains or losses from sales of previously depreciated real estate assets, impairment charges related to depreciable real estate assets, certain non-cash items such as real estate asset depreciation and amortization, plus our portion of these items related to our consolidated investment that we have a non-controlling interest in. Included in the Nareit FFO White Paper - 2018 Restatement, is an option pertaining to assets incidental to our main business in the calculation of Nareit FFO to make an election to include or exclude mark-to-market changes in the value recognized on these marketable equity securities. In conjunction with the adoption of the FFO White Paper - 2018 Restatement, for all periods presented, we have elected to exclude unrealized gains and losses from our investments in marketable equity securities from our FFO calculation. Nareit created FFO as a non-GAAP supplemental measure of REIT operating performance. Our calculation of Adjusted Funds From Operations (AFFO) differs from Nareit’s definition of FFO because we exclude certain items that we view as nonrecurring or impacting comparability from period to period. We define AFFO as FFO, excluding stock based compensation expense, depreciation of corporate office tenant improvements, amortization of deferred financing costs, realized gain on sale of securities transactions, lease termination income, non-recurring strategic alternatives & proxy costs, non-recurring severance expense, effect of non-cash U.S. GAAP straight-line rent adjustments and subtracting recurring capital expenditures, plus our portion of these items related to our consolidated investment that we had a non-controlling interest in. We define recurring capital expenditures as all capital expenditures that are recurring in nature, excluding capital expenditures related to expansions at our current locations or capital expenditures that are incurred in conjunction with obtaining a new lease or a lease renewal. We believe that, as widely recognized measures of performance used by other REITs, FFO and AFFO may be considered by investors as supplemental measures to compare our operating performance to those of other REITs. FFO and AFFO exclude historical cost depreciation as an expense and may facilitate the comparison of REITs which have a different cost basis. However, other REITs may use different methodologies to calculate FFO and AFFO and, accordingly, our FFO and AFFO may not be comparable to all other REITs. The items excluded from FFO and AFFO are significant components in understanding our financial performance.

FFO and AFFO are non-GAAP performance measures and (i) do not represent Cash Flow from Operations as defined by U.S. GAAP; (ii) should not be considered as an alternative to Net Income or Net Income Attributable to Common Shareholders as a measure of operating performance or to Cash Flows from Operating, Investing and Financing Activities; and (iii) are not an alternative to Cash Flows from Operating, Investing and Financing Activities as a measure of liquidity. FFO and AFFO, as calculated by us, may not be comparable to similarly titled measures reported by other REITs.

FOURTH quarter AND Fiscal year END 2021 supplemental information	26

The following is a reconciliation of the Company’s U.S. GAAP Net Income (Loss) Attributable to Common Shareholders to the Company’s FFO and AFFO for the three and twelve months ended September 30, 2021 and 2020 (in thousands):

	Three Months Ended		Twelve Months Ended
	9/30/2021	9/30/2020	9/30/2021	9/30/2020
Net Income (Loss) Attributable to Common Shareholders	$(24,187)	$(3,917)	$44,764	$(48,617)
Less/Plus: Unrealized Holding (Gains) Losses Arising During the Periods	5,139	10,280	(50,239)	77,380
Plus: Depreciation Expense (excluding Corporate Office Capitalized Costs)	13,263	11,950	51,223	46,385
Plus: Amortization of Intangible Assets	608	598	2,339	2,137
Plus: Amortization of Capitalized Lease Costs	286	294	1,256	1,124
Less: Realized Gain on Sale of Real Estate Investment (1)	-0-	-0-	(3,252)	-0-
FFO Attributable to Common Shareholders (2)	(4,891)	19,205	46,091	78,409
Plus: Depreciation of Corporate Office Capitalized Costs	57	57	230	234
Plus: Stock Compensation Expense	77	84	287	452
Plus: Amortization of Financing Costs	341	328	1,365	1,410
Plus: Non-recurring Strategic Alternatives & Proxy Costs	25,024	-0-	35,920	-0-
Plus: Non-recurring Severance Expense	-0-	-0-	-0-	786
Less: Realized Gain on Sale of Securities Transactions	-0-	-0-	(2,248)	-0-
Less: Lease Termination Income	-0-	-0-	(377)	-0-
Less: Effect of Non-cash U.S. GAAP Straight-line Rent Adjustment	(646)	(472)	(3,010)	(1,940)
Less: Recurring Capital Expenditures	(498)	(1,009)	(1,289)	(2,453)
AFFO Attributable to Common Shareholders	$19,464	$18,193	$76,969	$76,898

(1)	Fiscal 2021 Realized Gain on Sale of Real Estate represents our portion of the net realized gain from the sale of our property that we owned a 51% interest in.
(2)	FFO Attributable to Common Shareholders for the three and twelve months ended September 30, 2021 includes Non-recurring Strategic Alternatives & Proxy Costs of $25.0 million and $35.9 million, respectively. FFO Attributable to Common Shareholders for the three and twelve months ended September 30, 2021 excluding these Non-recurring Strategic Alternatives & Proxy Costs is $20.1 million and $82.0 million, respectively.

The following are the Cash Flows provided (used) by Operating, Investing and Financing Activities for the twelve months ended September 30, 2021 and 2020 (in thousands):

	Twelve Months Ended
	9/30/2021	9/30/2020

Operating Activities	$84,808	$98,861
Investing Activities	(237,817)	(180,676)
Financing Activities	178,110	85,153

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FOURTH quarter AND Fiscal year END 2021 supplemental information	27